                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FRIM

     We hereby consent to incorporation by reference in the Registration
Statement on Form S-8 (No. 333-126211) of Win Gaming Media Inc.(formerly known as: Zone 4 Play, Inc.) of our report dated April 7, 2009, relating to our audit of the consolidated financial statements of the Company as of December 31, 2008, which report appears in this Annual Report on Form 10-K of Win Gaming Media Inc.
Our report contains an explanatory paragraph regarding the company's ability to continue as a going concern.

                                             /s/ Ziv Haft
                                             ----------------------------------
                                             Certified Public Accountants (Isr.)
                                             BDO Member Firms

Tel-Aviv, Israel
April 7, 2009